UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

China Digital TV Holdings Co., Ltd. (Exact name of registrant as specified in its charter)
Cayman Islands (State of incorporation or organization)	98-0536440 (I.R.S. Employer Identification No.)
Jingmeng High-Tech Building B, 4th Floor No. 5 Shangdi East Road Haidian District, Beijing People’s Republic of China (Address of principal executive offices)	100085 (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act: None
Title of each class to be so registered	Name of each exchange on which each class is to be registered
N/A	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates:

(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Ordinary shares, par value $0.0005 per share*

(Title of class)

* The ordinary shares, par value $0.0005 per share (“Ordinary Shares”), may be held in the form of American Depositary Shares evidenced by American Depositary Receipts. The American Depositary Shares represent the right to receive the Ordinary Shares and were registered under the Securities Act of 1933, as amended, pursuant to a registration statement on From F-6.

Item 1. Description of Registrant’s Securities to be Registered.

The description of the securities to be registered that appears under the captions “Description of Share Capital”, “Description of American Depositary Shares” and “Shares Eligible for Future Sale” contained in the prospectus constituting Part I of the Registrant’s registration statement on Form F-1 (No. 333-146072), as amended, originally filed under the Securities Act of 1933 on September 14, 2007, is hereby incorporated by reference in answer to this item.

Item 2. Exhibits.

Number	Description of Exhibit

3.1 (1)	Second Amended and Restated Memorandum and Articles of Association of China Digital TV Holding Co., Ltd.

4.1 (2)	Specimen of Share Certificate.

4.2 (3)	Form of Deposit Agreement, including form of American Depositary Receipts, among the Registrant, Deutsche Bank Trust Company Americas, as depositary, and holders from time to time of American Depositary Receipts issues thereunder.

(1)	Previously filed as Exhibit 3.2 to the Registration Statement on Form F-1 (File No. 333-146072) of China Digital TV Holding Co., Ltd. and incorporated herein by reference thereto.

(2)	Previously filed as Exhibit 4.1 to the Registration Statement on Form F-1 (File No. 333-146072) of China Digital TV Holding Co., Ltd. and incorporated herein by reference thereto.

(3)	Previously filed as Exhibit (a) to the Registration Statement on Form F-6 (File No. 333-146232) of China Digital TV Holding Co., Ltd. and incorporated herein by reference thereto.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: January 8, 2018

China Digital TV Holding Co., Ltd.
By:	/s/ Jianhua Zhu
Name:	Jianhua Zhu
Title:	Chief Executive Officer and Chairman